Exhibit 99.1

Audited Financial Statements of

Galaxy Brands Holdings, Inc. and Subsidiaries for the

Period from May 13, 2013 to December 31, 2013
With Report of Independent Auditors

[Letterhead of Ernst & Young LLP]

Report of Independent Auditors

The Board of Directors and Stockholders of
Galaxy Brand Holdings, Inc. and subsidiaries

We have audited the accompanying consolidated financial statements of Galaxy Brand Holdings, Inc. and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statement of comprehensive income, changes in stockholders’ equity and cash flows for the period from May 13, 2013 (inception) to December 31, 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Galaxy Brand Holdings, Inc. and subsidiaries at December 31, 2013, and the results of its operations and its cash flows for the period from May 13, 2013 (inception) to December 31, 2013 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

April 29, 2014

Galaxy Brand Holdings, Inc. and Subsidiaries

Consolidated Balance Sheet
December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$6,099,355
Accounts receivable, net	5,837,295
Other receivables	6,460,945
Prepaid expenses and other current assets	1,102,727
Total current assets	19,500,322
Property and equipment, net	726,526
Identifiable intangibles	181,753,120
Goodwill	42,304,481
Total assets	$244,284,449
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$617,695
Accrued expenses	398,883
Other current liabilities	2,404,502
Note payable	6,904,443
Long-term debt – current portion	3,500,000
Total current liabilities	13,825,523
Deferred income taxes	69,118,629
Long-term debt	19,500,000
Total liabilities	102,444,152
Stockholders' equity
Common stock – Class A – $0.001 par value: 10,000,000 shares authorized and 1,385,166 shares issued and outstanding at December 31, 2013	1,385
Common stock – Class B – $0.001 par value: 500,000 shares authorized and 140,964 shares issued and outstanding at December 31, 2013	141
Additional paid-in capital	140,688,727
Subscription receivable	(2,173,663)
Retained earnings	3,323,707
Total stockholders' equity	141,840,297
Total liabilities and stockholders' equity	$244,284,449

See accompanying notes to financial statements.

Galaxy Brand Holdings, Inc. and Subsidiaries

Consolidated Statement of Comprehensive Income
For the Period From May 13, 2013 (Inception) to December 31, 2013

Revenues
Licensing	$18,856,809
Operating costs and expenses:
Selling and marketing	2,981,668
General and administrative	6,585,290
Total operating expenses	9,566,958
Income from operations	9,289,851
Other income (expenses):
Interest expense	(900,334)
Interest income	71,466
Total other expenses	(828,868)
Income before taxes	8,460,983
Provision for income taxes:
Current	3,364,615
Deferred	22,661
Total provision for income taxes	3,387,276
Net income	$5,073,707
Comprehensive income	$5,073,707

See accompanying notes to financial statements.

Galaxy Brand Holdings, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity
Period From May 13, 2013 (Inception) to December 31, 2013

	Class A Common Stock		Class B Common Stock		Subscription Receivable	Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Shares	Capital	Shares	Capital
Balance, May 13, 2013 (Inception)
Issuance of Class A common stock	1,385,166	$1,385	—	$—	$—	$138,515,205	$—	$138,516,590
Issuance of Class B common stock	—	—	140,964	141	(2,173,663)	2,173,522	—	—
Dividend	—	—	—	—	—	—	(1,750,000)	(1,750,000)
Net income	—	—	—	—	—	—	5,073,707	5,073,707
Balance, December 31, 2013	1,385,166	$1,385	140,964	$141	$(2,173,663)	$140,688,727	$3,323,707	$141,840,297

See accompanying notes to financial statements.

Galaxy Brand Holdings, Inc. and Subsidiaries

Consolidated Statement of Cash Flow
Period From May 13, 2013 (Inception) to December 31, 2013

Cash flows from operating activities
Net income	$5,073,707
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	151,400
Deferred income taxes	22,661
Changes in assets and liabilities:
Accounts receivable, net	7,088,068
Other receivables	(6,460,945)
Prepaid expenses and other current assets	(328,727)
Accounts payable, accrued expenses, and other current liabilities	(4,088,893)
Net cash provided by operating activities	1,457,271
Cash flows from investing activities
Purchase of property and equipment	(529,726)
Business and asset acquisitions, net of cash acquired	(62,566,462)
Net cash used by investing activities	(63,096,188)
Cash flows from financing activities
Proceeds from new borrowings	11,250,000
Payment of debt	(25,666,171)
Issuance of note payable	6,904,443
Proceeds from the sale of Class A common stock	77,000,000
Shareholder distributions	(1,750,000)
Net cash provided by financing activities	67,738,272
Net increase in cash and cash equivalents	6,099,355
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$6,099,355
Supplemental cash information
Cash paid during the period for:
Interest paid	$900,334
Income taxes paid	$3,960,000

See accompanying notes to financial statements.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

1. Basis of Presentation and Business Description

Galaxy Brand Holdings, Inc. and Subsidiaries (“Galaxy” or the “Company”) was incorporated in the State of Delaware on May 13, 2013, and was formed to acquire all of the membership interests of Galaxy Brands, LLC (the “GBLLC”), including the Basketball Marketing Company, Inc. (“BMC”) and GBT Productions, Inc., (“GBT”), both wholly owned subsidiaries of GBLLC. Contemporaneously with the acquisition of the GBLLC, the Company acquired the American Sporting Goods Corporation (“ASG”) from the Brown Shoe Company, Incorporated (the “ASG Acquisition”). These transactions were consummated on May 14, 2013 (see Note 3).

Business Description

The Company is in the business of marketing and licensing brands and related trademarks it owns or represents. The Company’s portfolio currently contains the AND1, Avia, Nevados and Linens N Things brands. Galaxy is one of the leading licensors of brand names and trademarks for apparel, footwear, home goods and accessories in the United States.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated during the consolidation process.

2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates based on experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers and licensees to make required payments. If the financial conditions of these customers and licensees were to deteriorate and impair their ability to make payments, additional allowances may be required.

Revenue Recognition

The Company enters into various trade name license agreements that provide revenues based on minimum royalties and additional revenues based on percentage of defined sales. Minimum royalty revenue is recognized on a straight-line basis over each contract period, as defined in each license agreement. As the licensee sales exceed the annual contractual minimums, the royalty revenue is recognized.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

2. Summary of Significant Accounting Policies  – (continued)

Property and Equipment

Property and equipment, net as of December 31, 2013 consists of the following:

Furniture and fixtures	$157,097
Computers and software	263,224
Equipment	117,403
Leasehold improvements	208,802
Less: Accumulated depreciation	(20,000)
Property and equipment, net	$726,526

Property and equipment are stated at cost, less accumulated depreciation. Maintenance and repairs are expensed as incurred. The cost and related accumulated depreciation of property and equipment sold or retired are removed from the accounts, and the resulting gains or losses are included in current operations.

Depreciation is provided on a straight-line basis over the estimated useful life of the related asset. Computers and related equipment and software are depreciated over five years. Furniture is depreciated over seven years. Leasehold improvements are depreciated over the shorter of fifteen years, or the life of the lease term. Depreciation expense was $20,000 for the period from May 13, 2013 (inception) to December 31, 2013.

The Company reviews long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable as measured by comparing the undiscounted future cash flows to the asset’s net book value. Impaired assets are written down to fair value.

Goodwill and Intangible Assets

At acquisition, the Company estimates and records the fair value of purchased intangible assets. The fair value of these intangible assets is estimated based on management’s assessment, considering independent third-party appraisals, when necessary. The excess of the purchase consideration over the fair value of net assets acquired is recorded as goodwill. Goodwill and certain other intangible assets that are deemed to have indefinite useful lives are not amortized. Goodwill and such indefinite-lived intangible assets are assessed for impairment at least annually. Finite-lived intangible assets are amortized over their respective estimated useful lives and, along with other long-lived assets as noted above, are evaluated for impairment periodically whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable.

The Company obtains ownership of trademarks through acquisitions. Acquired trademarks are valued using the “relief from royalty method.”

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, establishes a three level fair value hierarchy that requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs used to measure fair value are as follows:

Level 1:  Observable inputs such as quoted prices in active markets;

Level 2:  Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3:  Unobservable inputs in which there is little or no market data and require the reporting entity to develop its own assumptions.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

2. Summary of Significant Accounting Policies  – (continued)

The carrying amount of receivables, accounts payable and accrued liabilities approximates fair value due to the short-term nature of these instruments. Long-term debt approximates fair value due to the variable rate nature of the debt.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

Subsequent Events

The Company evaluated events and transactions that occurred after the balance sheet date through April 29, 2014, the date at which the financial statements were available.

3. Acquisitions

Galaxy Brands, LLC

On May 14, 2013, the Company acquired all of the membership interests of GBLLC, including BMC and GBT, both wholly owned subsidiaries of the GBLLC. Consideration given by the Company in the transaction included 615,166 shares of Class A common stock with a value of $61.5 million.

The Acquisition was accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. The acquisition method of accounting uses the fair value concept defined in ASC 820, Fair Value Measurements and Disclosures. ASC 805 requires, among other things, that acquired assets and liabilities in a business combination be recognized at their fair values as of the acquisition date. The consideration for the acquisition was attributed to net assets on the basis of fair value of assets acquired and liabilities assumed, based on an appraisal performed by management, which included a number of factors, including the assistance of independent appraisers. The results of operations were included in the consolidated financial statements of the Company commencing May 14, 2013.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

3. Acquisitions  – (continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed:

($ in Thousands)
Stock issued	$61,517
Assumed debt and accrued interest	25,266
Total consideration	$86,783
Assets acquired
Cash	$3,457
Receivables	1,798
Prepaid expenses	391
Total tangible assets	5,646
Trademarks	69,090
Customer relationships	776
Total intangible assets	69,866
Liabilities assumed
Current liabilities	783
Noncurrent liabilities – deferred taxes	27,402
Total liabilities assumed	28,185
Net assets acquired	47,327
Good will	39,456
Total purchase consideration	$86,783

American Sporting Goods

On May 14, 2013, Galaxy entered into an Asset Purchase Agreement (“Agreement”) with Brown Shoe Company (“Brown Shoe”) to acquire American Sporting Goods, Inc. (“ASG”), a wholly owned subsidiary of Brown Shoe, whereby Galaxy agreed to purchase and ASG agreed to sell certain trademarks. Galaxy also assumed certain assets and liabilities associated with the assets being purchased. The total consideration included $70 million in cash and $12 million of assumed debt obligations.

The consideration for the acquisition was attributed to net assets on the basis of fair value of assets acquired and liabilities assumed, based on an appraisal performed by management, which included a number of factors, including the assistance of independent appraisers. The results of operations were included in the consolidated financial statements of the Company commencing May 14, 2013.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

3. Acquisitions  – (continued)

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed:

($ in Thousands)
Consideration	$70,000
Assumed debt and accrued interest	11,969
Total consideration	$81,969
Assets acquired
Cash	$10,872
Receivables	11,127
Prepaid expenses	383
Fixed assets	183
Total tangible assets	22,565
Trademarks	104,443
Customer relationships	679
Total intangible assets	105,122
Liabilities assumed
Current liabilities	6,873
Noncurrent liabilities – deferred taxes	41,693
Total liabilities assumed	48,566
Net assets acquired	79,121
Good will	2,848
Total purchase consideration	$81,969

The Company funded the ASG acquisition through the issuance of equity. The Company entered into an agreement with Carlyle U.S. Equity Opportunity Group, L.P. (“CEOF”) and CEOF Coinvestment, L.P. (“CEOF Coinvest” and together with CEOF, “Carlyle”) whereby Carlyle purchased 700,000 shares of Class A common stock from Galaxy at a cost of $100.00 per share, or $70 million.

Linens N Things

On December 6, 2013, the Company entered into an Asset Purchase Agreement with LNT Brands, L.L.C (“LNT”) to purchase the intellectual property portfolio of registered trademarks and domain names that encompass the “Linens N Things” brand. The acquired assets included all of the right, title and interest of trademarks and domain names, as well as additional acquired intellectual property including copyrights (defined as all copyrights owned or purported to be owned, in whole or in part, by LNT) and additional trademarks as defined as all trademarks owned or purported to be owned, in whole or in part, by LNT. The purchase price paid was $6.9 million, including certain direct acquisition transaction costs.

The acquisition of the assets described above is defined as an Asset Acquisition within the guidance of ASC 805-50-15.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

4. Goodwill and Intangible Assets

Goodwill

Goodwill activity for the period from May 13, 2013 (inception) to December 31, 2013 consists of the following (in thousands):

Beginning balance	$—
Addition related to GBLLC acquisition	39,456
Addition related to ASG acquisition	2,848
Ending balance	$42,304

Intangibles

Intangibles consist of acquired trademarks and customer relationships. During the period from May 13, 2013 (inception) to December 31, 2013, the Company entered into various transaction agreements pursuant to which the Company acquired trademarks and customer relationships related to the AND1, Avia, Nevados and Linens N Things brands. The fair value of trademarks and customer relationships was determined at the time of acquisition in accordance with ASC 820, Fair Value Measurement. Company management has determined that the trademarks have indefinite lives. Company management has also determined the useful life of the customer relationships to be six years and is amortizing the fair value on a straight line basis over that period. The Company recorded $131,400 of amortization expense during the period from May 13, 2013 (inception) to December 31, 2013 related to customer relationships. For the next five years, amortization expense on Intangible assets is expected to be approximately $221,000 each year.

Intangibles at December 31, 2013 consist of the following:

(Amounts in Thousands)
Acquired Trademarks	$180,429
Customer relationships, net of amortization	1,324
Total	$181,753

5. Income Taxes

The income tax provision for the period from May 13, 2013 (inception) to December 31, 2013 as shown in the statements of operations includes the following:

Current:
Federal	$2,629,538
State	735,077
Foreign	—
3,364,615
Deferred:
Federal	19,426
State	3,235
22,661
$3,387,276

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

5. Income Taxes  – (continued)

A summary of deferred income tax assets and liabilities at December 31, 2013 are as follows:

Deferred tax assets:
Amortization – customer listing	$38,437
Total deferred tax assets	38,437
Deferred tax liabilities:
Depreciation	45,904
Amortization – trademark	15,194
Customer listing	269,304
Trademark-initial purchase	68,826,664
Total deferred tax liabilities	69,157,066
Net deferred tax liabilities	$69,118,629

Deferred tax assets primarily relate to depreciation, purchase accounting and amortization of intangible assets. The Company believes that it is more likely than not that the deferred tax assets will be realized based upon expected future income.

Personal Holding Company Status

The Company could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (“PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Due to the high level of passive income earned by the Company, the Company was determined to be a Personal Holding Corporation (“PHC”). The company meets the income test and the stock ownership test; as a result, it is treated as PHC for tax purpose. As a result, the Company would be subject to an additional PHC tax on the undistributed PHC income, which generally includes the taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2012, the tax rate on undistributed PHC income is 20%. Since the shareholders will be reporting consent dividends and the Company has received signed Form 972 from all the shareholders, no additional tax is calculated at the Company level.

The Company is not currently under examination at the Federal and state levels. Currently only the December 31, 2013 year-end is subject examination for Galaxy Brands. For any examinations of American Sporting Goods and subsequent assessments, Galaxy Brands is indemnified for the liabilities by the previous owner. At the date of the financial statements there were no known assessments.

For the period from May 13, 2013 (inception) to December 31, 2013 the Company adopted ASC 740-10. ASC 740-10 requires the use of a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. Only tax positions that meet the more likely than not recognition threshold at the effective date may be recognized upon adoption of ASC 740-10. The Company does not believe there are any uncertain tax positions that need to be reserved for as of December 31, 2013.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

5. Income Taxes  – (continued)

In accordance with authoritative guidance, interest and penalties related to unrecognized tax benefits are included within the provision for taxes on the consolidated statements of income.

6. Commitments and Contingencies

Operating Leases Galaxy currently leases office space located at 1407 Broadway, New York City, N.Y. under an operating lease expiring on October 31, 2024. The Company also leases warehouse space in Fontana California under an operating lease expiring on November 30, 2016. The future minimum non-cancelable lease payments are as follows:

Operating Leases
(Amounts in Thousands)
Fiscal 2014	$310,650
Fiscal 2015	475,295
Fiscal 2016	646,400
Fiscal 2017	659,328
Fiscal 2018 and thereafter	4,941,825
Total future minimum lease payments	$7,033,498

Total rent expense was $182,964 for the period from May 13, 2103 (inception) to December 31, 2013.

Litigation Reserves

Estimated amounts for claims that are probable and can be reasonably estimated are recorded as liabilities in the consolidated balance sheets.

The likelihood of a material change in these estimated reserves would be dependent on new claims as they may arise and the expected probable favorable or unfavorable outcome of each claim. As additional information becomes available, the Company assesses the potential liability related to new claims and existing claims and revises estimates as appropriate. As new claims arise or existing claims evolve, such revisions in estimates of the potential liability could materially impact the results of operations and financial position. The Company is also involved in various other claims and other matters incidental to the Company’s business, the resolution of which is not expected to have a material adverse effect on the Company’s financial position or results of operations. No material amounts were accrued as of December 31, 2013 related to legal proceedings.

7. Related-Party Transactions

In December 2012, Galaxy Brands, L.L.C, a wholly owned subsidiary of the Company, entered into a $5,625,000 subordinated promissory note with Albert Chehebar., a related party. The note bore an interest rate of 9.00% per annum with a maturity date of June 8, 2013. In May 2013, concurrent with the Company’s acquisition of Galaxy Brands, L.L.C, the Company amended the subordinated promissory whereby the interest rate remained at 9% for six months after the effective date of the amendment and thereafter at 12.00% per annum. In addition, the maturity date was extended to December 31, 2014. The subordinated promissory note was repaid in August 2013.

In December 2012, Galaxy Brands, L.L.C, a wholly owned subsidiary of the Company, entered into a $5,625,000 subordinated promissory note with Isaac Shehebar., a related party. The note bore an interest rate of 9.00% per annum with a maturity date of June 8, 2013. In May 2013, concurrent with the Company’s acquisition of Galaxy Brands, L.L.C, the Company amended the subordinated promissory whereby the interest

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

7. Related-Party Transactions  – (continued)

rate remained at 9% for six months after the effective date of the amendment and thereafter at 12.00% per annum. In addition, the maturity date was extended to December 31, 2014. The subordinated promissory note was repaid in August 2013.

Pursuant to the employment agreement with the Company’s Chief Executive Officer, Eddie Esses, on May 14, 2013, Mr. Esses purchased 140,964 shares of Class B common stock at a per share price of $15.42, for aggregate proceeds of $2.2 million. Such shares of stock are subject to restrictions on transfer and a risk of forfeiture as set forth in the stock subscription agreement between the Company and the owner of such shares. At December 31, 2013, all shares were unvested and were subject to forfeiture. The Company and Mr. Esses entered into a promissory note for $2.2 million (the amount of the purchase of Class B common stock) whereby Mr. Esses will pay interest at the rate of 1% compounded semi-annually. The term of the loan is seven years.

In May 2013, American Sporting Goods, Inc., a wholly owned subsidiary of the Company, entered into a Trademark License Agreement with E.S. Originals for certain trademarks. Mr. Esses is a shareholder of E.S. Originals.

8. Capitalization

Preferred Stock

The Company is authorized to issue 2,500,000 shares of Preferred Stock with a par value of $0.001 per share. Subject to the Stockholders Agreement, authority is granted to the Board to fix by resolution or resolutions providing for the issue of each series of Preferred Stock the powers, including the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, dividend, liquidation, exchange or other special rights and qualifications, limitations or restrictions of each series of Preferred Stock. There was no Preferred Stock outstanding at December 31, 2013.

Common Stock

The Company is authorized to issue Class A Common Stock and Class B Common Stock, (the Class A Common Stock and, together with the Class B Common Stock, the “Common Stock”), consisting of 10,000,000 shares of Class A Common Stock with a par value of $0.001 per share and 500,000 shares of Class B Common Stock with a par value of $0.001 per share. The holders of Common Stock shall be entitled to the payment of dividends when, and if declared by the Board of Directors. Each holder of Common Stock shall have full voting rights and powers equal to the voting rights of each other holder of Common Stock and shall be entitled to cast (1) vote for each share of Common Stock held by such holder. In the event of any liquidation, dissolution or winding up of the Company (each a “Liquidation:”), holders of Class A Common Stock shall be entitled to be paid an amount equal to $100.00 per share before any payment or distribution is made to holders of Class B Common Stock.

On November 15, 2013, the Company sold 70,000 shares of its Class A common stock, par value $0.001 per share, to MSA Galaxy Investment, L.P. for $7 million.

9. Debt

As of December 31, 2013, the Company has a term loan agreement with Israel Discount Bank (“IDB”). The term loan is comprised of two tranches, a Term Loan A credit facility of $15.0 million (“Term A”) and Term Loan B credit facility of $11.25 million (“Term B”, together with Term A, the “Loans”). The Loans bear interest based on the current LIBOR rate plus 3%, which interest is paid monthly in arrears with principal payments paid quarterly with a maturity date of December 31, 2016. The Company is required to provide certain financial information to IDB and has certain negative covenants. At December 31, 2013, the Company was in compliance with all financial reporting requirements and covenants with a total outstanding balance of $23.0 million related to the Loans above.

Galaxy Brand Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements
December 31, 2013

9. Debt  – (continued)

At December 31, 2013, the Company had an outstanding short term note payable of $6.9 million to Gordon Brothers bearing interest at 8% per annum to be paid in scheduled payments through August 2014.

10. Subsequent events

On March 31, 2014, MSA Galaxy Investment, LP purchased 10,000 shares of Class A common stock of the Company at a cost of $100.00 per share for a total investment of $1.0 million.